Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31012, 333-74624, 333-116952, 333-116953, 333-123516, 333-128860, 333-133840, 333-141494, 333-151033 and 333-159027), Form S-3 (No. 333-155531 and 333-148043) and Form S-4 (No. 333-162063) of The Walt Disney Company of our report dated December 2, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, CA

December 2, 2009